UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 12, 2018

Regal Entertainment Group

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31315	02-0556934
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 East Blount Avenue, Knoxville, Tennessee 37920

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 865-922-1123

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.  Other Events.

As previously disclosed, (i) on December 5, 2017, Regal Entertainment Group, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Cineworld Group plc, a public limited company incorporated in England and Wales (the “Parent”), Crown Intermediate Holdco, Inc., a Delaware corporation and an indirect wholly owned subsidiary of the Parent (“US Holdco”), and Crown Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of US Holdco (the “Merger Sub”), pursuant to which it is proposed that the Merger Sub will merge with and into the Company, with the Company surviving the merger as an indirect wholly owned subsidiary of Parent (the “Merger”), and (ii) on January 29, 2018 a purported class action complaint relating to the Merger, captioned Baldassano v. Regal Entertainment Group et al., Case No. 195178-3, was filed on behalf of the stockholders against members of the board of directors of the Company, the Company, Parent, US Holdco and Merger Sub in the Chancery Court for Knox County, Tennessee in the Sixth Judicial District at Knoxville (the “Action”).  The Action alleges that the board of directors of the Company breached its fiduciary duties to the stockholders by means of (A) agreeing to an allegedly unfair price in the proposed merger and (B) allegedly engineering a transaction to benefit themselves and/or Parent without regard to the Company’s stockholders. The complaint also generally asserts that the Company, Parent, US Holdco and Merger Sub aided and abetted the board of directors’ breach of its fiduciary duties.  The Action seeks, among other things, to enjoin the consummation of the merger, rescission of the merger agreement (to the extent the merger has already been consummated), damages, and attorneys’ fees and costs.

On February 12, 2018, the Company and the plaintiff entered into a memorandum of understanding in which the plaintiff agreed to dismiss his claims with prejudice, and to dismiss claims asserted on behalf of the putative class without prejudice, in return for the Company’s agreement to make the supplemental disclosures set forth herein.

The Company believes that no supplemental disclosure is required under applicable laws and that the definitive information statement filed with the Securities and Exchange Commission (the “SEC”) on February 2, 2018 (the “Information Statement”) disclosed all material information required to be disclosed therein.  However, to avoid the risk of the Action delaying or adversely affecting the Merger and to minimize the expense of defending such action, it has agreed, pursuant to the terms of the memorandum of understanding, to make certain supplemental disclosures related to the proposed Merger, all of which are set forth below and which should be read in conjunction with the Information Statement

The memorandum of understanding will not affect the amount of the merger consideration that the Company’s stockholders are entitled to receive in the Merger.

SUPPLEMENT TO INFORMATION STATEMENT

In connection with the settlement of the shareholder suit as described in this Form 8-K, the Company has agreed to make the following supplemental disclosures to the Information Statement. This supplemental information should be read in conjunction with the Information Statement, which should be read in its entirety. Defined terms used but not defined herein have the meanings set forth in the Information Statement.

1.              The section of the Information Statement titled “The Merger — Background of the Merger” is hereby supplemented as follows:

A.            By amending and restating the second full paragraph on Page 21 to read as follows:

As part of the strategic alternatives review, the Company considered potential share repurchases, recapitalization transactions and business combinations with potential strategic and financial partners. The Company and Morgan Stanley contacted 71 parties in North America and internationally, including both financial and strategic buyers. Only nine of the parties contacted executed non-disclosure agreements with the Company and none of them submitted indications of interest or offers to acquire the Company. The non-disclosure agreements contained customary standstill provisions prohibiting, among other things, the counterparty or its representatives from acquiring shares of the Company’s common stock and waging a proxy contest or other shareholder activism campaign and included a customary provision prohibiting such counterparty from requesting that the Company waive the standstill provisions. However, in the event that a third party made or announced an offer to acquire over fifty percent of the Company common stock and such offer was recommended by the Board, the counterparty was permitted to privately request permission from the Board to submit a competing proposal.  On January 15, 2015, the Company announced that it had concluded its formal strategic alternatives review.

B.            By amending and restating the first paragraph on page 23 to read as follows:

On October 4, 2017, the Company executed a confidentiality agreement, which we refer to as the confidentiality agreement, with Parent.  The confidentiality agreement contains customary standstill provisions prohibiting, among other things, Parent or its representatives from acquiring shares of the Company’s common stock and waging a proxy contest or other shareholder activism campaign and included a customary provision prohibiting Parent from requesting that the Company waive the standstill provisions. Such standstill provisions terminate by their terms two years from the date of the confidentiality agreement.  However, in the event that a third party made or announced an offer to acquire over fifty percent of the Company common stock and such offer was recommended by the Board, Parent would be permitted to privately request permission from the Board to submit a competing proposal.

Following the execution of the confidentiality agreement, on October 4, 2017, Ms. Miles, David Ownby (the Company’s Executive Vice President, Chief Financial Officer, and Treasurer), Peter Brandow (the Company’s Executive Vice President, General Counsel, and Secretary), Mr. Bell and representatives from Morgan Stanley met with Moshe Greidinger, Israel Greidinger, and representatives from HSBC and Barclays to discuss a potential transaction  Messrs. Greidinger proposed a transaction in which Parent would acquire the Company for an all-cash purchase price of $20.50 per share of the Company’s common stock. The $20.50 per share price represented a premium of approximately 20.7% to the $16.99 closing price per share of the Company’s Class A common stock on October 3, 2017 (the trading day preceding the proposal) and a premium of approximately 32.7% to the volume weighted average price of the Company’s Class A common stock over the 30 days ended October 3, 2017. At the conclusion of the meeting, Ms. Miles and Mr. Bell notified Parent that the Company would not be interested in pursuing a transaction at this price, but agreed to schedule an additional meeting between senior management of both companies to allow Parent to perform additional due diligence on the Company to determine whether it could improve its valuation. That same day, after meetings with the Company concluded, Israel Greidinger contacted the Principal Stockholder, who, consistent with the approach agreed to with the Company, declined to talk about terms of a potential transaction and indicated to Mr. Greidinger that any further discussions regarding the terms of a potential transaction would need to be conducted between the Company and Parent.   From that date forward, negotiations regarding the proposed transaction were between the Company and Parent, and the Principal Stockholder did not engage in private conversations with Parent about any substantive aspect of the proposed transaction until the economic terms of the merger had been agreed in principle.

2.              The section of the Information Statement titled “The Merger — Reasons for the Merger” is hereby supplemented by amending and restating first paragraph following the bullet points on page 35 to read as follows:

During its consideration of the transaction with Parent, the Board was also aware of and considered the fact that the Company’s executive officers and directors have financial interests in the merger that may be different from or in addition to those of other stockholders, as more fully described in “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger”.  Further, while the Board was aware of these interests, it believed that our senior management involved in negotiating the deal, including Ms. Miles, who was most knowledgeable when it came to the Company’s value, did not have a conflict of interest, because the financial interests of such executives were in large part derived from the same per share merger consideration to be received by the Company’s stockholders and because there had been no discussions prior to the execution of the merger agreement between senior management and Parent regarding employment, compensation or equity participation in the combined company following completion of the merger.  Further, the Board concluded that our senior management was appropriately involved in the negotiations with Parent in light of the fact that such executives regularly consulted and updated the Board throughout the negotiations regarding the status of the negotiations with Parent, and received and abided by instructions, guidance and direction from the Board.

3.              The section of the Information Statement titled “The Merger — Opinion of Morgan Stanley & Co. LLC” is hereby supplemented as follows:

A.            By amending and restating the fourth paragraph on page 40 to read as follows:

Morgan Stanley reviewed certain financial information, valuation multiples and market trading data relating to the Company. Financial data of the Company was based on historical trading data from Bloomberg, McGraw Hill Financial Inc.’s S&P Capital IQ estimates, including NTM Adjusted EBITDA, as defined below, based on Thomson median consensus estimates, public filings and other publicly available information. Financial data of the Company also included the Management Case and the Street Case, as appropriate. “AV” refers to aggregate enterprise value, calculated as equity value, plus debt (inclusive of capital leases), plus noncontrolling interest, less cash and cash equivalents. “Adjusted EBITDA” refers to net income attributable to controlling interest adjusted for interest expense, net, provision for income taxes, depreciation and amortization, net loss on disposal and impairment of operating assets and other, share-based compensation expense, acquisition related costs, loss on extinguishment of debt, gain on sale of Open Road Films investment, earnings recognized from National CineMedia, LLC, which we refer to as NCM, cash distributions from NCM and other non-consolidated entities, and noncontrolling interest, net of tax and equity in income of non-consolidated entities and other, net. Certain of the foregoing terms are used throughout this summary of financial analyses.

B.            By amending and restating the first paragraph on page 41 to read as follows:

Based on this analysis and its professional judgment, Morgan Stanley derived a reference range of multiples of AV / NTM Adjusted EBITDA of 7.0x - 8.5x and applied this range to estimated Adjusted EBITDA for calendar year 2018 contained in the Street Case and the Management Case. A range of 7.0x - 8.5x was selected as being representative of the Company’s AV/NTM Adjusted EBITDA multiples over the last five years. For calendar year 2018, estimated Adjusted EBITDA for the Company was $651 million in the Street Case and $702 million in the Management Case.

C.            By amending and restating the fourth paragraph on page 41 to read as follows:

For this analysis, Morgan Stanley calculated a theoretical future value range of implied share prices for the Company as of December 31, 2019, and subsequently discounted such theoretical future value range, including expected dividends to be received between December 31, 2017 and December 31, 2019, as reflected in the Street Case and Management Case, to arrive at an illustrative present value range of implied share prices for the Company as of December 31, 2017. To calculate the theoretical implied aggregate value range, Morgan Stanley applied a range of Adjusted EBITDA multiples between 7.0x and 8.5x, which is consistent with the Company’s AV / NTM Adjusted EBITDA multiples over the last five years, to the 2020 estimated Adjusted EBITDA. Morgan Stanley then adjusted the theoretical future implied aggregate value range by the estimated net debt as of December 31, 2019 of $1,861 million in the Street Case and $1,909 million in the Management Case. To calculate the present value of the estimated equity value range as of December 31, 2017, Morgan Stanley applied an estimated range of the Company’s cost of equity of 9.6% to 11.6%. Morgan Stanley calculated the Company’s cost of equity at 10.6% using a capital asset pricing model, assuming a market risk premium of 6%, risk free rate of 2.3% based on the 10-year U.S. Treasury Rate and predicted beta of 1.38. A cost of equity range of 9.6% to 11.6% was selected to show the illustrative, implied share price for the Company at a range of cost of equity values using the Street Case and Management Case. Morgan Stanley selected such applications and assumptions based on its professional judgment.

D.            By amending and restating the first paragraph on page 42 to read as follows:

Additionally, Morgan Stanley sensitized the Management Case to illustrate the impact of variances in attendance assumptions versus those provided in the Management Case. Morgan Stanley calculated the impact of changes in attendance ranging from negative five million annual attendees to positive five million annual attendees (the former representing an approximate 2% decrease in attendance from Management Case estimates, the latter representing an approximate 2% increase in attendance from Management Case estimates, and the median decline in attendance at the Company’s cinemas since 2012 being approximately 2%) and derived the following ranges of implied equity values per share as of December 31, 2017.

E.            By amending and restating the second paragraph on page 42 to read as follows:

Using publicly available information relating to 35 public U.S. target all-cash transactions sized between $3.0 billion to $7.0 billion from January 1, 2014 to December 1, 2017, which we refer to as the Cash Public Transactions, Morgan Stanley reviewed the premia paid in connection with such precedent transactions (calculating the percentage difference in price of the target’s stock four weeks prior to announcement of a transaction, such price being representative of an unaffected stock price, and the price paid in such transaction). Based on the analysis of the premia paid in connection with the selected precedent transactions, Morgan Stanley formulated a range of premiums and applied these ranges of premiums to the relevant financial statistics for the Company.

F.            By amending and restating the last paragraph on page 42 and continuing on to page 43 to read as follows:

Morgan Stanley performed a discounted cash flow analysis of the Company using information contained in the Management Case to calculate ranges of the implied value of the Company. Morgan Stanley calculated a range of implied values per share based on the estimated future cash flows contained in the Management Case during the calendar years 2018 through 2021. Using the definition of unlevered free cash flows set forth above, Morgan Stanley then calculated terminal values based on a terminal exit multiple ranging from 7.0x to 8.5x, which is representative of the Company’s AV / NTM Adjusted EBITDA multiples over the last five years applied to the 2022 estimated forward adjusted EBITDA. These values were then discounted to present values, as of December 31, 2017, assuming a range of discount rates of 6.5% to 7.6%, which was selected based on Morgan Stanley’s professional judgment and by taking into consideration, among other things, a weighted average cost of capital calculation and our assumed cost of equity using a capital asset pricing model. The weighted average cost of capital midpoint was 7.1%, based on a cost of equity of 10.6% (using a capital asset pricing model, assuming a market risk premium of 6%, risk free rate of 2.3% based on the 10-year U.S. Treasury Rate and predicted beta of 1.38), an after-tax cost of debt of 2.9% based on the Company’s current cost of debt and an effective tax rate of 39.5%, and a debt/total capitalization ratio of 46.3%. The calculation of unlevered free cash flow, as used by Morgan Stanley in its analysis, is described in the section entitled “Prospective Financial Information.”

Additional Information and Where to Find It

In connection with the proposed transaction, the Company has and intends to file relevant materials with the SEC, including the Company’s information statement in preliminary and definitive form.  The Company filed a preliminary information statement with the SEC on December 22, 2017, and a definitive information statement with the SEC on February 2, 2018.  The Company’s stockholders are strongly advised to read all relevant documents filed with the SEC, including the Company’s information statement, because they contain important information about the proposed transaction.   These documents will be available at no charge on the SEC’s website at www.sec.gov.  In addition, documents will also be available for free on the Company’s website at investor.regmovies.com.

Safe Harbor for Forward-Looking Statements

This filing includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “intend”, “expect”, “estimate”, “plan”, “outlook” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including: (1) conditions to the closing of the proposed transaction may not be satisfied; (2) the proposed transaction may involve unexpected costs, liabilities or delays; (3) the business of the Company and the Parent may suffer as a result of uncertainty surrounding the proposed transaction; (4) the outcome of any legal proceedings related to the proposed transaction; (5) the Company and the Parent may be adversely affected by other economic, business, and/or competitive factors; (6) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (7) the ability to recognize benefits of the proposed transaction; (8) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed transaction; (9) other risks to consummation of the proposed transaction, including the risk that the proposed transaction will not be consummated within the expected time period or at all; and (10) the risks described from time to time in the Company’s reports filed with the SEC under the heading “Risk Factors,” including, without limitation, the risks described under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K dated February 27, 2017, as amended, and as may be revised in the Company’s future SEC filings. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.  None of the Company or the Parent undertakes any obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL ENTERTAINMENT GROUP

Date: February 12, 2018	By:	/s/ Peter B. Brandow
	Name:	Peter B. Brandow
	Title:	Executive Vice President, General Counsel and Secretary